EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference in the registration statement of Atlas Growth Partners, L.P. (the “Partnership”) on Form S-1 and of the reference to Wright & Company, Inc. and the inclusion of our report dated February 3, 2016 in the Registration Statement and related Prospectus for the year ended December 31, 2015, of the Partnership, filed with the Securities and Exchange Commission.

Wright & Company, Inc.

By:	/s/ D. Randall Wright
D. Randall Wright, P.E.
President

March 9, 2016

Brentwood, Tennessee